SIRIUS XM RADIO INC. AND SUBSIDIARIES

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Sirius XM Radio Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-130949, No. 333-127169, No. 333-115695, No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003, No. 333-10446, No. 333-108387, No. 333-152548 and No. 333-156495) on Forms S-3, in the registration statement (No. 333-144845) on Form S-4, and in the registration statements (No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-100083, No. 333-101515, No. 333-106020, No. 333-111221, No. 333-142726, No. 333-149186, No. 333-152574 and No. 333-156441) on Forms S-8 of Sirius XM Radio Inc. of our report dated March 10, 2009, with respect to the consolidated balance sheet of Sirius XM Radio Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for the year then ended, and the related financial statement schedule for the year ended December 31, 2008, and our report dated March 10, 2009, with respect to the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Sirius XM Radio Inc.

/s/ KPMG LLP

New York, New York

March 10, 2009